Exhibit 5.2

December 30, 2014

RadNet, Inc.

1510 Cotner Avenue

Los Angeles, CA 90025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to RadNet, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (as amended, the “Registration Statement”), filed by the Company on December 30, 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the proposed issuance and sale of, among other things, shares of. The Registration Statement relates to the proposed issuance and sale by the Company of, among other things, shares of common stock, par value $.0001 per share of the Company (the “Common Stock”), and other securities of the Company (the “Securities”), from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es), in an aggregate amount not to exceed $200,000,000.

In addition, I have acted as counsel to the Company in connection with the registration on behalf of certain of its stockholders (the “Selling Stockholders”) of an aggregate of 3,000,000 shares of Common Stock (the “Secondary Shares”).

I am delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions below, I have examined and relied upon: (i) the Registration Statement, including the Base Prospectus; (ii) the Company’s certificate of incorporation, as amended and bylaws; (iii) such certificates, statutes, documents, and other instruments as I considered appropriate for purposes of the opinions expressed below, including certificates of the Selling Stockholders with respect to certain matters related to the Secondary Shares, and (iv) the legal opinion of Sheppard Mullin Richter & Hampton LLP, counsel to the Company, dated as of the date hereof and addressed to you, as to certain matters related to the Registration Statement and the proposed offering and sale of Securities thereunder. I have also reviewed the questions of law that I considered appropriate.

In rendering the opinions below, I have assumed that: (i) the Registration Statement, and any amendments to it (including post-effective amendments), will have become and will remain effective when any Common Stock registered on behalf of the Selling Stockholders (collectively, the “Registered Securities”) are issued thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established pursuant to the authorizing resolutions duly adopted by the Company’s board of directors (or its duly authorized committee), the Company’s certificate of incorporation, as amended, and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement (except that the Common Stock registered on behalf of the Selling Stockholders will be delivered by the Selling Stockholders); (v) the resolutions authorizing the Company to issue, offer, and sell the Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Registered Securities are offered or sold by the Company; and (vi) all Registered Securities were or will be issued in compliance with federal and state securities laws.

RadNet, Inc.

December 30, 2014

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that the Secondary Shares to be sold by the Selling Stockholders have been validly issued, and are fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. To the extent that the foregoing opinion is governed by the laws of the State of Delaware, I have based such opinion exclusively upon a reading of applicable provisions of the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such laws, without taking into account any legislative or administrative interpretations thereof. I am expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Base Prospectus and any Prospectus Supplement. In giving such consent, I do not believe that I am an “expert” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Jeffrey L. Linden
Jeffrey L. Linden
Executive Vice President and General Counsel
RadNet, Inc.